ACKNOWLEDGMENT LETTER FROM BERKOWITZ DICK POLLOCK & BRANT LLP


                                     December 21, 1999


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

         We were previously principal accountants for PrintOnTheNet.Com, Inc. ("POTN"). We have never reported on any financial statements of POTN. On December 21, 1999 we were dismissed as principal accountants of POTN. We have read POTN's statements included under Item 4 of its Form 8-K for December 21, 1999 and we agree with such statements.

                                     Very truly yours,




                                     /s/ Berkowitz Dick Pollack & Brant, LLP
                                     ---------------------------------------
                                     Berkowitz Dick Pollack & Brant, LLP